Exhibit 10.1

                                                                  Execution Copy

                               RESELLER AGREEMENT


         This Distribution Agreement (this "Agreement") is entered into as of the 7th day of November 2005 (the "Effective Date") by and between Baxa Corporation, a Colorado corporation, having its principal offices at 1445 Grasslands Drive, Englewood, Colorado 80112-3903 ("Baxa") and CDEX, Inc., a Nevada corporation, maintaining its principal place of business at 1700 Rockville Pike, Suite 400, Rockville, MD 20852 ("CDEX").

                                   WITNESSETH:

         WHEREAS, CDEX manufactures a medication validation system; and

         WHEREAS, CDEX and Baxa wish to enter into this Agreement to enable Baxa to purchase from CDEX, and to promote, market, offer for sale, sell and distribute the Products (as hereinafter defined) in the Territory (as hereinafter defined) during the Term (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, CDEX and Baxa agree as follows:

                             ARTICLE 1 DEFINITIONS

         The following words and phrases, when used herein with initial capital letters, shall have the meanings set forth or referenced below:

         1.1 "Accessories" means Cuvettes and any other accessories relating to the Device.

         1.2 "ADR" means the alternative dispute resolution process referred to in Section 13.6.

         1.3 "Affiliate" means, with respect to a Party, any person or entity that controls, is controlled by or is under common control with such Party. An entity or person shall be deemed to be in control of another entity (controlled entity) if the former owns directly or indirectly at least fifty percent (50%) of the outstanding voting equity of the controlled entity (or other equity or ownership interest in the event that such controlled entity is other than a corporation).

         1.4 "Annual Support" means the maintenance and support program provided by CDEX with respect to each Device as described in Exhibit 1.4.

         1.5 "Base Pack" means the base pack of [ * ] Signatures (to be mutually determined by the Parties) included with each Device.

         1.6 "Baxa Marks" means the corporate names "Baxa," "Baxa Corporation," trade names and logos of Baxa and all derivatives of the foregoing.

  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

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         1.7  "Baxa Promotional Efforts" means all of Baxa's activities to promote the Products pursuant to the terms of Article 3 or as otherwise specifically agreed to by Baxa in writing.

         1.8 "Baxa Promotional Materials" means all advertising (in any form), printed or electronic matter, including printed literature and reprints or graphic matter produced by or at the request of Baxa relating or referring to the Products that contain CDEX's Mark or claims related to the Products for distribution to customers and others in connection with the Baxa Promotional Efforts.

         1.9 "Baxa Representative" means an individual that: (a) is a full-time employee and sales person of Baxa; and (b) is qualified and has been trained by Baxa to make sales presentations for Baxa's products; and (c) is qualified and has been appropriately trained by Baxa to make effective sales presentations for the Products.

         1.10 "Business Day" means any day of the week which is not a Saturday, Sunday or legal holiday observed by the federal government of the United States or a state of the United States which is the primary place of business of either Party.

         1.11 "Calendar Year" means twelve (12) consecutive months commencing on the Effective Date of this Agreement.

         1.12 "CDEX Marks" means the names "CDEX", "ValiMed" and any other trademarks, trade names, service marks and logos of CDEX and all derivations of the foregoing that CDEX approves for use in connection with the Products.

         1.13 "CDEX Promotional Materials" means all advertising (in any form), printed matter, including printed literature and reprints or graphic matter relating or referring to the Products that are prepared by or for CDEX.

         1.14  Reserved.

         1.15 "Confidential Information" means, for each Party, any and all information disclosed by one Party to the other Party in writing which is clearly marked as "CONFIDENTIAL" or which is disclosed orally and indicated at the time as confidential or designated in writing as confidential within thirty
(30) days after such disclosure, except any portion thereof which:

                  (a) is lawfully known to the receiving Party at the time of disclosure, as evidenced by its written records;

                  (b) is disclosed to the receiving Party by a Third Party having a legal right to make such disclosure;

                  (c) becomes published or otherwise part of the public domain through no fault of the receiving Party; or


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                  (d) is independently developed by or for the receiving Party without recourse to the other Party's Confidential Information disclosed hereunder, as reasonably documented or otherwise reasonably provable.

         1.16 "Cuvette" means CDEX's D-Tube cuvettes and any new version, upgrade or improvement thereof or replacement therefor, for use with the Device or any New Product.

         1.17 "Device" means CDEX's Valimed Cuvette D-Tube device and any new version, upgrade or improvement thereof, together with the Base Pack.

         1.18  "Device Action" has the meaning set forth in Section 7.2.

         1.19  "Effective Date" has the meaning set forth in Section 9.1.

         1.20 "Extension Term" means the period of time after the end of the Initial Term for which the Parties have extended the Term, in accordance with the provisions of Section 9.2.

         1.21  "Forecast" has the meaning set forth in Section 5.11.

         1.22  "Initial Devices" has the meaning set forth in Section 5.2(b).

         1.23  "Initial Term" has the meaning set forth in Section 9.2.

         1.24 "Marks" means, individually and collectively, the CDEX Marks and the Baxa Marks.

         1.25 "New Product" means any new medication validation system, cuvette or other Accessory developed or acquired by CDEX during the Term that replaces any Product.

         1.26 "Party" means either Baxa or CDEX, and their respective successors and permitted assigns, and "Parties" shall mean Baxa and CDEX and their respective successors and permitted assigns.

         1.27 "Products" means individually each of, and collectively, all of, the Device, and the Signatures, the Accessories and Annual Support associated with the Device.

         1.28 "Promotional Material" means individually and collectively the Baxa Promotional Material and the CDEX Promotional Material.

         1.29 "Protocols" means the most current protocols provided by CDEX to Baxa regarding the proper handling, storage, shipment and use of the Products, provided that such Protocols shall not take effect until not less than thirty
(30) days after receipt by Baxa.

         1.30  "Purchase Orders" has the meaning set forth in Section 5.2(a).

         1.31  "Purchase Targets" has the meaning set forth in Section 3.4.


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         1.32 "Regulatory Agency" means any agency, authority or instrumentality of the United States of America, any state, commonwealth, territory or possession thereof, Canada, any province or territory thereof, or any political subdivision or any of the foregoing that has any regulatory authority with respect to the Products.

         1.33 "Renewal Date" has the meaning set forth in Section 9.2.

         1.34 "Signatures" means CDEX's spectral signatures used to identify medications.

         1.35 "Specifications" means, with respect to any Product, CDEX's written specifications for such Product which specifications are in effect at the time of manufacture of such Product.

         1.36 "Term" means the period of time on and after the Effective Date until the later of: (a) the end of the Initial Term; and (b) the end of the Extension Term.

         1.37 "Territory" means all hospitals, compounding pharmacies and physicians' offices located in the fifty states of the United States including the District of Columbia, and all territories, commonwealths and possession thereof, including Puerto Rico, and Canada.

         1.38 "Third Party" means a natural person, corporation, partnership, trust, joint venture, governmental authority or other legal entity or organization other than the Parties and their Affiliates.

         1.39 "Transfer Price" shall mean the price for Devices that Baxa shall pay to CDEX pursuant to Section 5.7, as further defined therein.

                     ARTICLE 2 GRANT OF DISTRIBUTION RIGHTS

         2.1 Grant. Subject to the terms and conditions of this Agreement, CDEX hereby grants to Baxa (a) the exclusive right, even as to CDEX, (with the right to sublicense to its wholesalers and distributors) to market, promote, offer for sale, sell and distribute the Products in the Territory during the Term and (b) the non-exclusive right to market, promote, offer for sale, sell and distribute the Products within the healthcare sector in the U.S. and Canada but outside of the Territory during the Term. For the avoidance of doubt, Baxa shall only have the exclusive right to sell Accessories, Signatures and Support for use with a Device previously sold by Baxa within its exclusive Territory pursuant to this Agreement, and CDEX shall be free to sell Accessories, Signatures and Support for use with the sales of Devices outside the Territory and for use with products other than the Devices. Notwithstanding the preceding, Baxa shall only market, promote, offer for sale, sell and distribute the Products within Canada once CDEX has notified Baxa in writing that CDEX has obtained any and all required permits, licenses and approvals needed for distribution of the Products within Canada. No other rights with respect to the Products are granted by CDEX to Baxa except as expressly granted in this Agreement. Nothing in this Section
2.1 shall prohibit CDEX from (i) completing sales of any Products to those entities specified in Exhibit 2.1, which Baxa acknowledges and agrees were in progress as of the Effective Date; provided, however that if such sales are not


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consummated on or before [ * ], CDEX shall cease all such sales activities and fully cooperate with Baxa so that Baxa may make such sales; or (ii) continuing to sell Accessories, Signatures and Support for use with Devices that were either sold by CDEX to other customers prior to the Effective Date or that are sold pursuant to subsection (i) of this sentence prior to [ * ]. The Parties shall use reasonable efforts to coordinate all sales efforts outside of the Territory.

         2.2 Marketing. Each Party shall bear its own expenses in connection with the marketing, sales, promotion and advertising of the Products. CDEX shall have no obligation to market, sell, promote or advertise the Products. Baxa shall have the right to include the Products in any multi-product promotion, if and as Baxa deems appropriate; provided, that Baxa shall obtain CDEX's prior written approval for any Promotional Material used in connection with any such multi-product promotion, if such material contains any CDEX Marks or contains claims related to the Products, all in accordance with Article 6.

         2.3 New Products. In the event, during the Term CDEX discontinues production of any Product and there is a New Product which replaces such Product, CDEX shall offer the New Product on such terms and conditions as the Parties may agree. The Parties acknowledge and agree that CDEX is required to produce and support the Product under the terms of this Agreement or fairly negotiate access to the New Product.

                       ARTICLE 3 BAXA'S RESPONSIBILITIES

         3.1 Marketing; Trade Shows. Baxa will use reasonable efforts to promote and market sales of the Products within the Territory. Baxa, in its discretion, will exhibit the Products at a reasonable number of trade shows, meetings, events and places where Baxa deems it appropriate in the Territory. Baxa will reasonably advertise the Products in appropriate media channels as needed to promote the sales of the Products within the Territory. Baxa will assign sufficient Baxa Representatives skilled in the capabilities of the Products to reasonably achieve the sales goals for the Products contained in this Agreement.

         3.2 Product Pricing. For Products that Baxa sells in the Territory, Baxa shall solely formulate and control all Product prices, pricing strategies and, subject to Section 3.9, terms of sale for the Products.

         3.3 Reports. Baxa will provide CDEX a written statement on a quarterly basis, identifying the quantity and price of Products sold by Baxa to customers under this Agreement. conscientious

         3.4  [ * ]

         3.5 Products. Baxa shall comply in all respects with all applicable laws, rules and regulations regarding the sale, storage, shipment, marketing and promotion of the Products. Baxa shall avoid any deceptive, misleading or unethical practices, or any false advertising, in connection with its sales and distributing activities under this Agreement.

  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

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         3.6  Communications with Regulatory Agencies. Baxa shall promptly communicate to CDEX all material matters communicated between Baxa and any applicable Regulatory Agency that relate to the Products. Baxa shall endeavor to limit such communications to matters that it is required by law to discuss with such an agency.

         3.7 Export Control. Baxa will not export or re-export (directly or indirectly) any of the Products or documentation or other technical data associated therewith without complying with the U.S. Export Administration Act of 1979 (as amended) or any replacement act, and the regulations promulgated thereunder.

         3.8 Sub-Resellers. If Baxa engages any other reseller or distributor to distribute the Products within the Territory, Baxa shall first enter into a written agreement with each such reseller or distributor that contains license restrictions, intellectual property protections, confidentiality obligations and indemnification obligations and other provisions protecting CDEX that are no less protective or restrictive, as applicable, than those set forth in this Agreement. In addition, any such distribution agreement must include a provision
(i) obligating the distributor/reseller to agree that CDEX shall have no liability of any kind, direct or otherwise, arising out of or related to the distribution agreement between Baxa and such distributor/reseller; (ii) obligating the distributor/reseller to enter into a customer agreement with each customer of the Products that contains similar protections for CDEX with respect to such customer; and (iii) designating CDEX as a third party beneficiary of such distribution agreement.

         3.9 Proper Use. Baxa shall ensure that it and its other distributors and resellers do not promote the use of the Products for any purpose other than the purposes specified in the Specifications, the CDEX Promotional Materials or the Baxa Promotional Materials as approved by CDEX. Baxa shall, in its end user agreements notify, or require its distributors and resellers in their end user agreements to notify, (as applicable), all customers of the Products of the permitted applications and uses of the Products and to state that non-specified uses are prohibited. Baxa acknowledges that uses of the Product beyond those specified in the Specifications, the CDEX Promotional Materials or the Baxa Promotional Materials as approved by CDEX may require further governmental or regulatory approvals, and may subject the Parties to increased regulation. CDEX shall have no liability to Baxa for any claims or regulatory fines, penalties or action taken as a result of Baxa's breach of this Section 3.09.

         3.10 Commercial Software Designation. In distributing Products to U.S. government customers, Baxa shall ensure that the software components of the Products are identified as commercial computer software. In the case of sales of the Products to non-defense agencies of the U.S. Government, Baxa shall also ensure that the customer contract incorporates either (i) FAR 52.227-19 (Commercial Computer Software--Restricted Rights) or (ii) FAR 52.227-7014 (Rights in Data--General) with Alternate III. If clause 52.227-19 is incorporated, Baxa shall (i) mark the software and its documentation as follows:

         Restricted Computer Software

         Notice--Notwithstanding any other lease or license agreement that may pertain to, or accompany the delivery of, this computer software, the rights of the Government regarding its use, reproduction and disclosure are as set forth in Government Contract No. ____________.


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and (ii) include the following addendum with any copyright legend on the software or its documentation:

         Unpublished--rights reserved under the copyright laws of the United States.

         If clause 52.227-7014 is incorporated in the customer contract, Baxa shall mark the software and its documentation with a Restricted Rights Notice as specified in Alternate III of that clause.

         3.11  Restrictions. Except as provided in Section 3.10, Baxa shall not
(i) modify, alter, repair, replace or otherwise change the Products or any component to be distributed by Baxa hereunder without CDEX's prior written consent; and (ii) decompile or disassemble, or reverse engineer the Products or any component thereof in order to obtain the source code for any software or otherwise access the trade secrets or functionality of the Products.

                       ARTICLE 4 CDEX'S RESPONSIBILITIES

         4.1 Products Specifications. The Specifications, indications, labeling and packaging for the Device, the Cuvette and other Accessories shall be within the sole discretion of CDEX; provided, that CDEX may change any of the foregoing only if: (a) CDEX files all necessary submissions required by any applicable Regulatory Agency and obtains all necessary approvals of such Regulatory Agency, if any, in order to market the Products in the United States or Canada; and (b) notifies Baxa of and obtains Baxa's approval (which approval shall not be unreasonably withheld) for such change prior to shipping such Products to Baxa. In the event that CDEX notifies Baxa of a change that Baxa reasonably believes is unacceptable, as Baxa's sole remedy, Baxa shall have the right to remove such Product from this Agreement and cancel any outstanding Purchase Orders for the Product without incurring any liability for such cancelled orders. All costs of such changes shall be borne by CDEX; provided, that, to the extent reasonably requested by CDEX, Baxa shall revise all Baxa Promotional Materials to reflect any such changes; and provided, further, that all costs associated with such revised Baxa Promotional Materials are divided equally between the Parties.

         4.2 Communications with Regulatory Agencies. CDEX shall promptly communicate to Baxa all material matters communicated between CDEX and any applicable Regulatory Agency that relate to any Product to the extent that such communication affects Baxa, Baxa's customers or the sale or use of the Products in the Territory. The preceding shall not apply to the extent of any privileged information or sensitive information the disclosure of which would put CDEX at increased liability risk, unless CDEX is required by law to disclose such information anyway or unless any such information pertains to health or safety issues relating to the Products.


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         4.3  Regulatory Matters. CDEX shall be solely responsible for, and bear the cost of, all regulatory matters applicable to its business regarding the Products required for Baxa to market and sell the Products in the Territory.
Baxa shall be solely responsible for, and bear the cost of, all regulatory matters applicable to its business as needed for Baxa to operate as a distributor of the Products within the Territory.

         4.4 Product Manufacture. CDEX shall manufacture, or have manufactured, the Products in accordance with industry standards and the Specifications for the Products, if any, and shall be responsible for all product liability and quality assurance issues with respect to the Products caused solely by CDEX, or its agents or its subcontractors engaged in connection with the manufacture of the Products, subject to any exclusions set forth in Section 10.1. Baxa shall be responsible for any product liability and quality assurance issues caused solely by Baxa or its resellers and distributors, subject to any exclusions set forth in Section 10.2. CDEX shall comply in all respects with all applicable federal laws, rules and regulations regarding the manufacture, labeling, advertising and packaging of the Products.

         4.5 Warranty; Annual Support. CDEX warrants that each Device delivered to Baxa or any of its end user customers pursuant to this Agreement shall, for a period of ninety (90) days following the date of delivery of such Device to the applicable end user, perform in accordance with the Specifications and be free from defects in material and workmanship. In the event of breach of such warranty during the warranty period, CDEX shall, at its option and expense, and as Baxa's exclusive remedy for such breach, either repair or replace the non-conforming Device in order to bring it into compliance with the foregoing warranty. CDEX shall have no obligation to repair or replace any non-conforming Device to the extent such non-conformity is attributable to any of the exceptions stated in Section 2 of Exhibit 1.4. After expiration of the foregoing ninety-day warranty period, CDEX shall provide Annual Support services for any Device purchased by Baxa hereunder, to the extent that Baxa purchases Annual Support services from CDEX for such Device, all in accordance with the terms set forth in Exhibit 1.4. Baxa shall provide first level support, handling initial customer complaints. If Baxa is not able to resolve the complaint in the initial contact, Baxa shall provide CDEX with prompt written notice of such complaint and CDEX shall provide such Annual Support as may be necessary to resolve the complaint in accordance with Exhibit 1.4. Baxa must obligate each customer that purchases a Device from Baxa to also purchase the first year of Annual Support from Baxa to cover the one-year period after expiration of the applicable ninety-day warranty period described above, and Baxa shall likewise purchase the first years' Annual Support covering such period for such Device from CDEX. Purchase of Annual Support for any Device beyond the initial year is solely at Baxa's and its customer's option.

         4.6 Installation. CDEX will perform all installation and implementation services with respect to each purchased Device. CDEX will work with Baxa, at CDEX's sole cost, to ensure that each Device is installed and functioning in accordance with the Specifications and will use reasonable efforts to accommodate each customer's requested time line.

         4.7 Request for Information by Third Parties. Baxa shall forward to CDEX any inquiries by Third Parties that relate to the efficacy, safety or other medical issues regarding the Products. CDEX promptly shall address such inquiries and, if the parties elect to respond to such an inquiry, CDEX shall send copies of all responses to Baxa.


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         4.8 Promotional Materials. At Baxa's request, CDEX will provide to Baxa commercially reasonable quantities of CDEX Promotional Materials as are required to enable Baxa to create the Baxa Promotional Materials. Baxa shall be responsible to ensure that the Baxa Promotional Materials (whether or not based on the CDEX Promotional Materials) are appropriately tailored for use within Canada.

         4.9 Training. CDEX will, once or twice (at Baxa's option) each Calendar Year, provide on-site training regarding the Products and their capabilities for a reasonable number of Baxa sales personnel (not to exceed 20 people at any one training session without CDEX's prior written approval) at a location designated by Baxa. CDEX will bear the travel and living expenses required to furnish a trainer to conduct such training. Baxa shall bear all other associated expenses. The initial training session will be held within sixty (60) days after the Effective Date as mutually agreed, and follow-on training sessions will be held on a mutually agreeable schedule.

      ARTICLE 5 ORDERS, SHIPMENT AND DELIVERY OF, AND PAYMENT FOR PRODUCTS

         5.1 Purchase and Sale of Products. Baxa shall purchase Products from CDEX, and CDEX shall manufacture, sell and supply to Baxa, Products ordered by Baxa pursuant to Section 5.2.

         5.2  Purchase Orders.

                  (a) Purchase Orders. [*]

                  (b) [*]

                  (c) Controlling Agreement. Orders shall be placed on Baxa's Purchase Order form, specifying quantities ordered, delivery dates and delivery and shipping instructions. The parties agree that any additional or different terms contained in any such Purchase Order or any acknowledgement or acceptance document of CDEX as to the obligations of the Parties regarding any Product order, shall be deemed to be inapplicable.

         5.3 Delivery and Shipment. CDEX will ship the Devices from CDEX's distribution center, F.O.B. CDEX's distribution center, to the address designated by Baxa. Baxa is responsible for all freight and shipping costs associated with shipping Devices from CDEX's distribution center.

         5.4  Reserved.

         5.5 Audit and Review. Baxa or its authorized representatives, will have the right, upon giving reasonable prior written notice to CDEX, to visit

  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

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CDEX's manufacturing plant or such part of it as is used for production of the
Products, during normal business hours not more than once per year. Any information that Baxa learns during the course of any such visit shall be deemed to be CDEX's Confidential Information without the requirement for any supplementary documentation. Baxa shall be responsible to ensure that any such authorized representative is not a competitor of CDEX and is under a written confidentiality agreement that contains confidentiality protections for CDEX's Confidential Information that are no less restrictive than those set forth herein.

         5.6 Shipment of Products. CDEX shall ship Products to Baxa or customers in accordance with the shipping instructions provided by Baxa on Purchase Orders submitted by Baxa or otherwise. To the extent CDEX incurs any costs to ship any Products on behalf of Baxa, Baxa shall reimburse CDEX for such costs. CDEX shall deliver to Baxa for each shipment (a) for each Device one or more certificate of analysis indicating that each Device has been tested and including, without limitation, identities of the tests, applicable specifications and test results; and (b) certificates of manufacturing compliance certifying that the Products were manufactured in compliance with the applicable Specifications and the applicable industry standards.

         5.7  Prices. [*]

(f) Wherever the term "sale", "sold" or similar terms are used in this Agreement, such term shall be deemed to mean a Distribution. A "Distribution" shall mean the sale, licensing, leasing or other distribution, provision or commercialization of a Product or any other use of a Product in any way that generates revenue. Any amounts received by Baxa from any Distribution of the Products pursuant to this Agreement shall be deemed to be amounts received from a sale of such Products for purposes of determining the prices to be paid to CDEX by Baxa under this Section 5.7 and the other applicable terms of this Agreement.

         5.8 Taxes. Baxa will pay all national, state and local sales, use, excise and other taxes, fees, assessments, duties, domestic or foreign fees or similar governmental impositions and regulatory charges of any nature whatsoever imposed by any governmental body, taxing authority, or any subdivision thereof with respect to the shipment and sale or purchase of any Products provided to Baxa under this Agreement, except for taxes imposed on the income of CDEX derived from the transactions contemplated by this Agreement.

         5.9 Payments and Invoices. Upon shipment, CDEX will send an invoice to Baxa in connection with each order of Products. Except as otherwise provided in this Agreement, all payments due under this Agreement shall be made in U.S. Dollars within thirty (30) days after the date of receipt of the invoice by Baxa; provided that Baxa shall be entitled to a two percent (2%) discount if Baxa is able to pay the invoiced amount within ten (10) days after the date of receipt of the invoice by Baxa.

         5.10 Inventory. Within ninety (90) days of CDEX's receipt of the first Purchase Order from Baxa, CDEX shall maintain inventory levels equal to [*] percent [*] of the quantity of Products contained in Baxa's Forecasts for the upcoming quarter. To the extent that Baxa's forecasts prove to be materially inaccurate over time, CDEX will have the right to adjust the amounts of the Product maintained in inventory to a level appropriate based on Baxa's actual performance.

  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

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         5.11  Forecasts. On or before the tenth day of each calendar quarter,
Baxa shall provide CDEX with a non-binding forecast covering Baxa's estimated monthly purchases of Products for the following twelve (12) calendar months (each a "Forecast"). Each Forecast shall represent Baxa's good faith estimate for the applicable twelve (12) month period.

                  ARTICLE 6 LABELING AND PROMOTIONAL MATERIALS

         6.1 Labeling and Packaging. The Device shall be marketed as "ValiMed from Baxa". Notwithstanding the preceding, the term "ValiMed" is and shall remain solely the trademark of CDEX, and Baxa shall not use the term "ValiMed" or "ValiMed from Baxa" or any similar term in connection with the marketing of any other products or at any time after the term of this Agreement.

         6.2 Grant of Licenses to Baxa. Subject to the terms and conditions of this Agreement, CDEX hereby grants to Baxa a limited, non-exclusive, nontransferable, fully paid license (with the right to sublicense to its wholesalers and distributors) to use the CDEX Marks in the Territory during the Term solely for the purposes of developing and producing the Baxa Promotional Materials and otherwise marketing and promoting the Devices; provided, that Baxa submits to CDEX a sample of each such proposed use of CDEX Marks and obtains CDEX's prior written approval of each such proposed use, as further described in
Section 6.3. No royalty, license fee or other consideration shall by paid by either Party to the other Party in connection with such licenses. Baxa shall require that its distributors and resellers use the CDEX Marks solely to market the Products in accordance with Baxa's instructions, and under terms similar to those contained herein.

         6.3 Use of Marks. Except as expressly provided in this Section 6, Baxa shall not use the CDEX Marks in any manner without the prior written consent of CDEX. Under no circumstances shall CDEX use the Baxa Marks. Each Party shall retain all rights to its own intellectual property. All uses by Baxa of the CDEX's Marks shall be in full compliance with all applicable laws and regulations. Baxa shall place the following legend: "is a trademark of CDEX, Inc." on all Baxa Promotional Materials and other items which bear the CDEX Marks.

                  (a) Baxa Ownership. CDEX acknowledges and agrees that Baxa is the sole and exclusive owner of all right, title and interest in and to the Baxa Marks. All goodwill associated with the Baxa Marks shall inure to the benefit of Baxa.

                  (b) CDEX Ownership. Baxa acknowledges and agrees that CDEX is the sole and exclusive owner of all right, title and interest in and to the CDEX Marks. All goodwill associated with the CDEX Marks shall inure to the benefit of CDEX.

                  (c) Baxa Promotional Materials. Baxa may prepare and distribute, at its cost and expense, Baxa Promotional Materials. Baxa shall not distribute any Baxa Promotional Materials regarding the Products that contain CDEX's Marks or claims related to the Products without the prior written consent


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of CDEX. Baxa shall submit all proposed Baxa Promotional Materials that contain
CDEX's Marks or Product claims to CDEX for review and comment on the content of such Baxa Promotional Materials. CDEX shall use commercially reasonable efforts to respond to Baxa within fifteen (15) Business Days after its receipt of such Baxa Promotional Materials and either consent to the use of such materials or grant conditional approval based on Baxa making CDEX's suggested revisions. In such case, prior to any use of such Baxa Promotional Materials, Baxa shall make any such suggested revisions to the Baxa Promotional Materials. Baxa shall provide four copies of all final Baxa Promotional Materials to CDEX prior to Baxa's initial use of such Baxa Promotional Materials for CDEX's use in complying with its obligations, if any, to file such Baxa Promotional Materials with any applicable Regulatory Agency. The cost and expense of any modifications to or withdrawals of Baxa Promotional Materials required by such Regulatory Agency, that have been previously approved by CDEX, shall be shared equally between the Parties. Baxa shall retain all rights, including copyrights, to the Baxa Promotional Materials, except with respect to any CDEX Marks. Baxa shall use any Baxa Promotional Materials containing the CDEX Marks only in connection with the promotion of the Products as provided herein or as otherwise approved by CDEX.

         6.4 Effect of Termination of Agreement. Upon expiration or termination of this Agreement, Baxa shall discontinue its use of the CDEX Marks except, to the extent this Agreement was not terminated due to material breach by Baxa, Baxa may continue to use such CDEX Marks as needed under Section 9.4(c) or to sell its remaining Product inventory.

         6.5 Distributors/Resellers. Baxa shall ensure that all distributors and resellers that it engages in connection with this Agreement comply fully with the applicable terms of this Article 6.

                              ARTICLE 7 REPORTING

         7.1 Communication. Baxa shall refer to CDEX all medical inquiries from customers with respect to product complaints or adverse events with respect to the Products. CDEX will update Baxa on customer complaint investigations via a summary report at the conclusion of every calendar quarter. For the avoidance of doubt, Baxa shall continue to act as the customer-facing entity, and CDEX shall communicate solely with Baxa regarding such matters, rather than directly with any customer of Baxa.

         7.2 Device Recall. As between the Parties, CDEX shall have the sole right to initiate a voluntary withdrawal from the market of any Device. In the event any Device is recalled by any Regulatory Agency or withdrawn by CDEX in the Territory or a field correction or other correction action ("Device Action") takes place, except to the extent caused solely by Baxa or any of its resellers or distributors, CDEX shall bear all expenses relating to such Device Action and shall reimburse Baxa, its resellers and distributors for any commercially reasonable expenses any of them incurs directly as a result of processing return of Devices to CDEX and customer notification (excluding Baxa's internal costs). Otherwise, Baxa shall reimburse CDEX for any commercially reasonable expenses it incurs directly as a result of processing return of Devices to CDEX and customer notification (excluding CDEX's internal costs). Prior to any such Device Action,


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CDEX shall advise Baxa of the situation. CDEX shall provide Baxa with a prepared statement, subject to Baxa's approval, for use in response to inquiries regarding a Device Action that Baxa shall provide to all Baxa Representatives promoting the affected Device. Baxa and the Baxa Representatives shall use only such prepared statement to respond to any inquiries received with regard to any Device Action.

        ARTICLE 8 REPRESENTATIONS AND WARRANTIES; LIMITATION OF DAMAGES

         8.1 Baxa Representations and Warranties. Baxa hereby represents and warrants to CDEX that:

                  (a) Baxa is duly authorized to enter into this Agreement;

                  (b) no consents or approvals which Baxa has not previously obtained are necessary for Baxa to enter into this Agreement and perform all of Baxa's obligations hereunder; and

                  (c) this Agreement does not conflict with any other Baxa contractual, statutory or regulatory obligation.

                  (d) Baxa will not make any payment, gratuity, or provide any other item of value to any person or entity in violation of the Foreign Corrupt Practices Act in connection with the Distribution of any Product under this Agreement.

                  (e) Baxa will, and will require that its distributors and resellers, comply with, and account for, and report, costs expended to purchase the Products (including any discounts) in accordance with, applicable laws, such as, but not limited to, the Social Security Act, and its implementing regulations relating to Medicare and Medicaid and other federal and state health programs. In addition, Baxa will, and will require that its distributors and resellers, provide information concerning any rebate program provided hereunder to Medicare, Medicaid and other federal health care program representatives upon request.

         8.2 CDEX Representations and Warranties. CDEX hereby represents and warrants to Baxa that:

                  (a) CDEX is duly authorized to enter into this Agreement;

                  (b) no consents or approvals which CDEX has not previously obtained are necessary for CDEX to enter into this Agreement and perform all of CDEX's obligations hereunder;

                  (c) the Devices, the Accessories, the CDEX Marks and the CDEX Promotional Materials do not infringe any patent, copyright, trademark or other proprietary right of any Third Parties; provided that Baxa's sole remedy for breach of this representation and warranty shall be the intellectual property infringement indemnity set forth in Section 10.3, subject to any limitations and exclusions set forth therein;


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                  (d) except as previously disclosed to Baxa by CDEX, there are no suits, claims, or proceedings pending, or to CDEX's best knowledge and belief, threatened against CDEX or any of its Affiliates in any court or by or before any governmental body or agency with respect to any of the Devices, the Accessories or the CDEX Marks;

                  (e) this Agreement does not conflict with any other CDEX contractual, statutory or regulatory obligation.

                  (f) No Products delivered to Baxa at the FOB point pursuant to this Agreement will be at the time of such delivery adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, ("Act"), or within the meaning of any applicable law or regulation in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as such Act and such laws are constituted and effective at the time of delivery or otherwise in violation of the Act on account of any act taken by CDEX; CDEX shall not take or directly cause any act or omission in relation to the Products that renders the Products adulterated, misbranded or otherwise in violation of the Act or other laws dealing with product advertising and marketing.

                  (g) Reserved.

                  (h) the manufacturing facilities and processes utilized for the manufacture of the Products will comply with applicable laws and regulations including, without limitation, applicable industry standards.

         8.3 Baxa Statements. Baxa shall not make any statements, representations or warranties regarding the Products in any Baxa Promotional Materials or otherwise which are not in compliance with any applicable rule or regulation or otherwise in conformity with materials provided by CDEX.

         8.4 Limitation on Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY AMOUNTS REPRESENTING LOSS OF DATA, REPROCUREMENT COSTS, LOST REVENUES OR PROFITS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF THEY WERE FORESEEABLE OR EITHER PARTY HAS INFORMED THE OTHER PARTY OF THEIR POTENTIAL.

         8.5 Liability Cap. EXCEPT FOR A PARTY'S INDEMNIFICATION OBLIGATIONS AND EXCEPT FOR BAXA'S PAYMENT OBLIGATIONS, EACH PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS PAID BY BAXA TO CDEX DURING THE [*] PERIOD PRECEDING THE LATEST CLAIM GIVING RISE TO SUCH LIABILITY.


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                         ARTICLE 9 TERM AND TERMINATION

         9.1  Reserved.

         9.2 Initial Term and Extension Term. This Agreement shall be and remain in full force and effect on and after the Effective Date for a period [*] ("Initial Term") unless earlier terminated as provided below. At the end of the Initial Term, this Agreement shall automatically renew for an additional period of [*], unless a Party provides the other Party written notice of its intention not to renew not less than six (6) months prior the end of the Initial Term (the "Renewal Date"). In the event the Agreement is renewed, the parties shall mutually agree, prior to such Renewal Date, on a revised set of purchase requirements and purchase targets to apply during the renewal period, taking into account Baxa's actual sales of the Products during the Initial Term and other pertinent factors.

         9.3 Early Termination. Except as otherwise provided herein, this Agreement may be terminated prior to the expiration of the Initial Term, or if applicable, any Extension Term as follows:

                  (a) Material Breach. By thirty (30) days after written notice from the notifying Party to the receiving Party, that the receiving Party has committed a material breach of this Agreement identified in the notice and demanding its cure, and at the end of such thirty (30)-day period the receiving Party has not cured the described material breach to the reasonable satisfaction of the notifying Party.

                  (b) Bankruptcy. By either Party giving written notice to the other Party in the case of the insolvency of, appointment of a receiver by a court of competent jurisdiction with respect to the assets of, assignment for the benefit of creditors of, the other Party or the entry of an Order for Relief under Title 11, United States Code, against the other Party. In the event that CDEX files for bankruptcy and the debtor/CDEX's trustee rejects this Agreement, Baxa shall have the right to elect, to the extent permitted by applicable law, to retain whatever rights under this Agreement it is permitted to retain under the applicable bankruptcy laws upon appropriate written notification to said trustee.

                  (c) Failure to Achieve Sales Targets. By providing CDEX with [*] prior written notice within ninety (90) days after the end of any Calendar Year, Baxa may terminate this Agreement in the event that Baxa fails to sell at least [*] Devices in any Calendar Year.

         9.4  Consequence of Termination.

                  (a) Confidential Information. In the event of expiration or termination of this Agreement for any reason, each Party shall cease using all Confidential Information of the other Party. Upon either Party's request, the other Party shall destroy or return to its owner all written and tangible Confidential Information; provided, however, that each Party may keep one copy of such Confidential Information for archival and compliance purposes only.

                  (b) Accrued Obligations. Termination or expiration of this Agreement shall not relieve either Party of any liability which has accrued prior to the effective date of such termination or expiration, nor prejudice either Party's right to obtain performance of any obligation provided for in this Agreement, which by its express terms or context survives termination.

  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

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                  (c) Product Supply. In the event that this Agreement is
terminated for other than Baxa's material breach, the terms and provisions of this Agreement, but only with respect to Signatures and Accessories for Devices sold by Baxa, shall survive for a period of five (5) years from the termination date.

         9.5 Survival. Upon termination or expiration of this Agreement, all covenants and agreements contained in this Agreement which, by their terms or context, are intended to survive will continue in full force and effect for a period of ten (10) years unless a different time period is indicated, including, without limitation, the provisions of Articles 1, 10, and 11 and Sections 4.5 (for the duration of any applicable warranty or Annual Support period then currently in effect), 6.4, 7.2, 8.1, 8.2, 8.4, 8.5, 9.4, 9.5, 13.5, 13.6, and
13.7.

                           ARTICLE 10 INDEMNIFICATION

         10.1 CDEX General Indemnification. Except to the extent that any suits, claims, liabilities, costs, damages, judgments or other expenses arise out of or result from the negligence or willful misconduct of Baxa or its employees, agents, distributors and resellers, or the breach by Baxa of any of its representations, warranties, covenants or agreements in this Agreement, or as otherwise provided in Section 10.3(d) with respect to infringement claims, CDEX shall defend, indemnify and hold Baxa, its Affiliates and all of their respective officers, directors, employees, agents and representatives harmless from and against all suits, claims, liabilities, costs, damages, judgments and other expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with any claim made by a Third Party against Baxa, its Affiliates, officers, directors, employees, agents or representatives arising out of or attributable to:

                  (a) CDEX's breach of (i) any of its representations, warranties or certifications in this Agreement or to be made in accordance with this Agreement, (ii) other terms and conditions of this Agreement or (iii) the performance warranty described in Section 4.5; and

                  (b) the negligent or improper design or manufacture of any of the Devices, or the improper handling, storage of the Products while in CDEX's custody, including, but not limited to, any claim for product liability, physical property damage, personal injury, or death, and

                  (c) the negligence, recklessness or willful misconduct of CDEX or its Affiliates that results in personal injury or physical property damage.

         Baxa shall provide CDEX prompt notice in writing of any such action and permit CDEX to answer and defend such claim or action with counsel of CDEX's choosing. Baxa shall provide CDEX with such information and assistance and cooperation as CDEX reasonably requests, at CDEX's expense, to help CDEX defend such action. CDEX shall have the right to enter into a bona fide settlement or


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compromise of any action described in this Section 10.1 provided, that if it is reasonable to assume that a settlement or compromise of the action shall adversely affect Baxa, CDEX shall not settle or compromise the action without the written consent of Baxa, which consent shall not be withheld unreasonably. Notwithstanding any provision to the contrary, Baxa shall have the right to participate in any such action with CDEX with counsel of Baxa's choosing, at Baxa's own cost.

         10.2 Baxa General Indemnification. Except to the extent that any suits, claims, liabilities, costs, damages, judgments or other expenses arise out of or result from the negligence or willful misconduct of CDEX or its employees, agents, distributors and resellers, or the breach by CDEX of any of its representations, warranties, covenants or agreements in this Agreement, Baxa shall defend, indemnify and hold CDEX, its Affiliates and all of their respective officers, directors, employees, agents and representatives harmless from and against all suits, claims, liabilities, costs, damages, judgments and other expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with any claim made by a Third Party against CDEX, its Affiliates, officers, directors, employees, agents or representatives arising out of or attributable to:

                  (a) Baxa's breach of any of its representations, warranties or certifications in this Agreement or to be made in accordance with this Agreement or other terms and conditions of this Agreement; and

                  (b) the improper (as determined by reference to the CDEX Protocols) handling, storage, shipment or use of the Products while in Baxa's or any of its reseller or distributors custody, including, but not limited to, any claim for product liability, physical property damage, personal injury, or death, and

                  (c) the negligence, recklessness or willful misconduct of Baxa or its Affiliates that results in personal injury or physical property damage.

         CDEX shall provide Baxa prompt notice in writing of any such action and permit Baxa to answer and defend such claim or action with counsel of Baxa's choosing. CDEX shall provide Baxa with such information and assistance and cooperation as Baxa reasonably requests, at Baxa's expense, to help Baxa defend such action. Baxa shall have the right to enter into a bona fide settlement or compromise of any action described in this Section 10.2 provided, that if it is reasonable to assume that a settlement or compromise of the action shall adversely affect CDEX, Baxa shall not settle or compromise the action without the written consent of CDEX, which consent shall not be withheld unreasonably. Notwithstanding any provision to the contrary, CDEX shall have the right to participate in any such action with Baxa with counsel of CDEX's choosing, at CDEX's own cost.

         10.3  CDEX Indemnification Against Infringement.

                  (a) CDEX shall, at its expense, defend any action brought against Baxa or its Affiliates, and pay the amount of any adverse final judgment, to the extent that it is based upon a claim that a Product, CDEX Mark


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or CDEX Promotional Materials infringe any patent, copyright, trademark, trade secret or other intellectual property right of a Third Party. Baxa shall provide CDEX prompt notice in writing of any such action and permit CDEX to answer and defend such claim or action with counsel of CDEX's choosing. Baxa shall provide CDEX with such information and assistance and cooperation as CDEX reasonably requests, at CDEX's expense, to help CDEX defend such action. CDEX shall have the right to enter into a bona fide settlement or compromise of any action described in this Section 10.3(a); provided, that if it is reasonable to assume that a settlement or compromise of the action shall adversely affect Baxa, CDEX shall not settle or compromise the action without the written consent of Baxa, which consent shall not be withheld unreasonably.

                  (b) In the event an action is brought pursuant to Section 10.3(a) above with respect to a Product, CDEX may, at its expense, either: (i) procure for Baxa the right to continue to offer to sell and sell the allegedly infringing Product; or (ii) replace or modify the Product with a product that is not subject to a claim of alleged infringement, but which product is an equivalent product to the Product.

                  (c) In the event of any pending or threatened action of the type described in Section 10.3(a), CDEX shall have, in addition to its obligations under Sections 10.3(a) and its rights under Section 10.3(b), the right to remove an allegedly infringing Product, but only if CDEX demonstrates to Baxa's reasonable satisfaction that the remedies under Section 10.3(b) are unavailable to CDEX on commercially reasonable terms.

                  (d) CDEX shall have no obligation or liability for any infringement action to the extent such action is based on: (i) the use by Baxa or any Third Party not under CDEX's control, other than Third Parties who are parties to contracts with CDEX, of any Product, any CDEX Promotional Material or any CDEX Mark in violation of this Agreement; or (ii) the combination by Baxa of any Product with any other product not provided by CDEX; unless CDEX would be directly liable to the claiming party on its own account as a direct or indirect infringer due to such combination; or (iii) the adaptation or modification of any Product, or any CDEX Promotional Material by Baxa, where the original Product or CDEX Promotional Material would not have been subject to a valid claim of infringement.

                  (e) The rights and remedies granted to Baxa under this Section
10.3 constitute Baxa's and its Affiliates' sole and exclusive remedy against CDEX officers, agents and employees for any and all claims of infringement of intellectual property rights arising in connection with the sale, offer of sale, distribution or use of the Products or any other item provided by CDEX under this Agreement, including claims for indemnification or contribution with respect to any infringement of the rights of a Third Party, whether arising under statutory or common law or otherwise.

         10.4 Insurance. During the term of this Agreement, CDEX and Baxa each shall maintain its own respective product liability insurance with respect to the Products, in such amounts and with such scope of coverage as each Party reasonably determines are adequate to cover such Party's likely obligations under this Agreement and as are appropriate for companies of like size, taking into account the scope of activities contemplated herein. In the alternative, Baxa may elect to self-insure all or part of the limits described above under a self-insurance program customary for the industry in which Baxa does business.


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                      ARTICLE 11 CONFIDENTIAL INFORMATION

         11.1 Confidentiality. The Parties acknowledge that during the Term each of them shall exchange Confidential Information pertaining to their performance hereunder. The disclosure and use of any such Confidential Information shall be governed by the provisions of this Article 11. Each Party shall use Confidential Information of the other Party only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. This provision shall remain in effect for the Term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement, and indefinitely, with respect to any trade secrets.

         11.2 Permitted Disclosures. Notwithstanding, the above, nothing contained in this Agreement shall preclude CDEX or Baxa from utilizing or disclosing to others its Confidential Information or utilizing Confidential Information received from the other Party as may be required: (a) for regulatory compliance purposes subject to requesting confidential treatment; (b) for audit, tax or customs purposes subject to requesting confidential treatment; (c) by law or judicial order, with the consent of the other Party, which consent shall not be withheld unreasonably, in each case subject to Section 11.4.

         11.3 Public Announcements. Neither Party shall make any public announcements concerning this Agreement, nor make any public statement which includes the name of the other Party or otherwise use the name of the other Party in any public statement or document, without the consent of the other Party, which consent shall not be withheld unreasonably, except: (a) as may be required legally by law or judicial order; or (b) either Party may include in a subsequent public statement or document, information regarding the Agreement which has already been approved for public disclosure or publicly disclosed by the other Party. In addition, CDEX shall be entitled to issue a press release, subject to Baxa's consent which shall not be unreasonably withheld, following the execution of this Agreement identifying the relationship established between the parties pursuant to this Agreement, and containing a high level description of the material business terms of this Agreement (excluding pricing terms).

         11.4 Confidential Treatment. If either Party is required to make any disclosure permitted to be made under Section 11.2 or any other government filing relating to this Agreement, such Party shall seek confidential treatment for the sensitive terms and conditions of this Agreement, including without limitation pricing and minimum purchase requirements, to the extent permitted by the Securities Exchange Commission ("SEC") or other governmental agency or self-regulatory organization to which such Party provides a copy of this Agreement. Prior to seeking confidential treatment from the SEC or any other governmental agency or self-regulatory organization for any such document, such Party shall provide the other Party and the other Party's counsel with a copy of the document redacted as the filing Party wishes to file such document, shall consult with the other Party and the other Party's counsel and shall provide them with a reasonable opportunity to request the inclusion of specified provisions in any request by such Party for confidential treatment and the placement of a restrictive legend on each disclosure made.


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                                   ARTICLE 12

                                      [ * ]

                            ARTICLE 13 MISCELLANEOUS

         13.1 Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint ventures or agents of the other. Neither Party has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other Party or its Affiliates.

         13.2 Assignment. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be withheld unreasonably; provided, however, that either Party may assign this Agreement, in whole or in part, without such consent, to an Affiliate of such Party or, in whole, to a Third Party that acquires substantially all of the assets of a Party to which this Agreement relates, upon written notice to the other Party of any such assignment and such Party hereby guarantees the performance of any such assignee. No assignment shall relieve any Party of responsibility for the performance of any obligation which such Party may have or incur hereunder.

         13.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the Parties and such Party's successors and permitted assigns.

         13.4 Entire Agreement. This Agreement, including the Exhibits, which are incorporated herein by reference, set forth the entire understanding of the Parties concerning the subject manner hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

         13.5 Governing Law. This Agreement and the legal relations between the Parties hereunder shall be construed, interpreted and governed by the law of the State of New York, without regard to its conflict of laws principles (other than Section S-1401 of the New York General Obligations Law).

         13.6  Dispute Resolution.

                  (a) Except as provided in (b) below, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, which in the view of either Party cannot be settled amicably, shall be finally settled under the Commercial Rules (the "Rules") of the American Arbitration Association (the "AAA") by three arbitrators, at least one of whom shall be an attorney with substantial knowledge of New York law and substantial experience in arbitrating commercial disputes under the Rules. Each party shall appoint one

  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.

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arbitrator who together shall appoint the third arbitrator. However, if the two arbitrators fail to appoint a third arbitrator within 30 days from the date when the claimant's request for arbitration has been served on the other party, the third arbitrator shall be appointed by the AAA in accordance with the Rules. Unless otherwise agreed by the parties, the arbitration proceedings shall be held in New York. The award rendered by the arbitrators shall be final and binding upon the parties thereto, and judgment upon the award may be entered in any court of competent jurisdiction. The fees and costs of the arbitrators and the AAA shall be borne equally by the parties participating in the arbitration. No punitive damages may be awarded in connection with any such arbitration.

                  (b) The Parties may institute an action in a court of competent jurisdiction only with respect to (i) an action to obtain a preliminary injunction or other equitable relief pending the outcome of an arbitration proceeding commenced as provided herein, (ii) an action to compel arbitration as provided herein, or (iii) an action to enforce an award obtained in an arbitration proceeding in accordance herewith.

         13.7  Notices. All notices hereunder shall be in writing and shall be:
(a) delivered personally; (b) mailed by registered or certified mail, postage prepaid, return receipt requested; (c) sent via a nationally-known overnight courier or express mail; or (d) sent by facsimile followed by a confirmation copy, to the following addresses of the respective Parties:

                    If to Baxa:

                          Baxa Corporation
                          1445 Grasslands Drive
                          Englewood, Colorado 80112-3903
                          Attn:  Vice President of Finance
                          Fax No.: _______________________

                    If to CDEX:

                          CDEX, Inc.
                          4555 S. Palo Verde
                          Tucson, AZ 85711
                          Attn: Shaun Priest
                          Fax No.:404-529-4469

         Notice shall be deemed received: (i) upon receipt if personally delivered; (ii) on the third Business Day following the date of mailing if sent by registered or certified mail; (iii) on the second Business Day following the date of delivery if sent by express mail, or sent by overnight courier; and (iv) on the first Business Day following the date of transmission if sent by facsimile. Receipt may be evidenced by return receipt or the regular business records of the United States Postal Service or overnight courier. A Party may change its address listed above by sending notice that complies with this Section to the other Party.


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         13.8  Force Majeure. Neither Party shall be in breach of this Agreement for failure to perform any of its obligations hereunder and, the time required for performance shall be extended for a period equal to the period of such delay; provided, that such delay has been caused by or is a result of any acts of God; acts of public enemy; civil strife; wars declared or undeclared; embargoes; labor disputes, including strikes, lockouts, job actions or boycotts; fires; explosions; floods; shortages of material or energy; orders by any government, governmental agency or instrumentality or by any other supervening unforeseeable circumstances beyond the reasonable control of the Party so affected. The Party so affected shall: (a) give prompt written notice to the other Party of the nature and date of commencement of the force majeure event and its expected duration; and (b) use its reasonable best efforts to relieve the effect of such cause as rapidly as possible. Notwithstanding the foregoing, Baxa may terminate this Agreement upon thirty (30) days notice if such event of force majeure causes a failure to supply by CDEX for a period of one hundred twenty (120) consecutive days.

         13.9 Severability. If any provision of this Agreement for any reason shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein and there shall be substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue that best meets the Parties' manifested intent.

         13.10 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such references shall be to a Section or Exhibits to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement, if any, have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine, and neuter unless the context clearly requires otherwise.

         13.11 Waiver or Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any of its rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

         13.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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

                                                                  Execution Copy

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the last date signed below.

CDEX, INC.                                                     BAXA CORPORATION


By:        /s/ Gregory Baldwin                                 By:      /s/ Malcolm Philips
           -------------------------------------------                  ---------------------------------------------
Name:      Gregory J. Baldwin                                  Name:    Malcolm H. Philips
           -------------------------------------------                  ---------------------------------------------
Title:     CEO; Chairman                                      Title:    CEO/President
           -------------------------------------------                  ---------------------------------------------
Date:      November 8, 2005                                    Date:    November 8, 2005
           -------------------------------------------                  ---------------------------------------------





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

                                                                  Execution Copy

                                LIST OF EXHIBITS

Exhibit 1.4           Annual Support

Exhibit 2.1           Excluded Deals





























                                 Exhibit_______


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

                                                                  Execution Copy

                                   Exhibit 1.4

                                 Annual Support

1.  Overview.
In consideration of payment of the annual support charges, CDEX will provide Baxa with Annual Support for the Products sold by Baxa to its customers. Annual Support entitles Baxa to receive assistance with Product-related hardware and software problems via email, telephone and/or other automated processes. Annual Support is available Monday through Friday, 9:00 a.m. to 5:00 p.m. Eastern Time excluding holidays. Assistance requested after hours will be handled the next business day. CDEX will provide responses to specific questions on a best effort basis only and may not provide resolution to every request for Annual Support. Annual Support is provided for ongoing use of the hardware and software; it is not intended to be a substitute for professional services or training necessary for the implementation, installation or system redesign of the hardware and software. All other services, including but not limited to, onsite assistance, custom programming, database and network administration, and custom designed reports and forms, may be furnished by CDEX pursuant to separate work orders subject to staff availability, and at CDEX's then current rates and charges. Annual Support does not include or apply to any products that are not part of the previously delivered CDEX Products.

2. Annual Support includes:
o Error and bug corrections to Software
o Repair or Replacement of defective hardware caused by manufacturing defect
o 24-hour trouble reporting mechanism
o Each party shall designate a single point of contact for support-related communications
Exceptions Except as otherwise provided, Annual Support does not include any of the following:
o Resolution of network, workstation, environmental or other external errors not directly related to the CDEX Products;
o Support of hardware and software not provided by CDEX;
o Hardware and software modified by other than CDEX or a CDEX authorized agent;
o Support of the CDEX hardware and software being used or hosted in a manner for which it was not designed.

3.  Term.
For each Baxa customer, Baxa may purchase Annual Support for such customer in one-year increments commencing at the end of the 90-day warranty period and each anniversary thereafter, for so long as CDEX continues to offer Annual Support for the Products. However, purchase of Annual Support for each of Baxa's customers is mandatory for the first year after expiration of such warranty period. Thereafter, renewal of Annual Support for such customer is at Baxa's option.

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

                                                                  Execution Copy

4.  Second Level Support.
CDEX shall provide Annual Support services directly to Baxa, and not to Baxa's customers. Baxa shall be responsible for providing Annual Support services directly to its customers, including those obtained through any distributor or reseller. At intervals of which CDEX may reasonably select, standard updates and enhancements to the Product, and new releases within the current version of the software will be provided to Baxa at no additional cost, provided that there are no past due Annual Support fees for the applicable customer. Such right does not include the right to receive any new products as designated by CDEX without additional charge. Updates and enhancements to any customized hardware and software will be provided to Customer on a bid per project basis. Annual Support does not include any assistance in the installation of updates or enhancements to any third-party software required in connection with the CDEX hardware and software, including the operating system, databases and development languages of any third-parties.

5.  Corrective Maintenance.
So long as Annual Support is in effect for a customer, if Baxa reports an alleged Product Error to CDEX, CDEX will perform issue analysis to determine whether such alleged Error is, in fact, an Error. If CDEX confirms the existence of an Error, CDEX will use its reasonable efforts to promptly perform Error correction, provided that: (1) Baxa or its end user customer has previously installed all corrections, enhancements, updates or other modifications for the Product that were previously issued to it by CDEX; (2) the Product is used solely in operating environments and sites for which it was designed and authorized; (3) no modifications, additions or changes to the Product have been made or added by Customer or parties other than CDEX or its authorized agents;
(4) the Error is not caused by Customer's use of the Product in an unauthorized manner; and (5) Customer is using the current version or the immediately preceding version of the Product software. If said Error is determined to be caused by any of the preceding conditions, then CDEX shall be entitled to charge its prevailing rates to investigate and/or correct said Error.

6.  Errors.
 "Error" shall mean a reported, reproducible and verifiable failure of the Product to operate in substantial conformity with the functional specifications for that release and version of the Product; provided, however, that any non-conformity in performance of the Product resulting from any of the reasons specified in the preceding paragraph or Customer's misuse or improper use of the Product or using the Product on an unauthorized machine, in an unauthorized environment or with an unauthorized operating system shall not be considered an Error.

7.  Warranty Disclaimer.
THE WARRANTY SUPPORT PROVIDED DURING THE INITIAL NINETY-DAY WARRANTY PERIOD (AS DESCRIBED IN SECTION 4.5 OF THE AGREEMENT) AND THE PROVISION OF ANNUAL SUPPORT FOR EACH YEAR THAT BAXA PURCHASES ANNUAL SUPPORT FROM CDEX FOR THOSE CUSTOMERS THAT HAVE PURCHASED SUCH ANNUAL SUPPORT FROM BAXA ARE IN LIEU OF ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. CDEX HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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

                                                                  Execution Copy

                                   Exhibit 2.1

                                 Excluded Deals

[*]
































  * The omitted information is confidential and is being filed separately with the Securities and Exchange Commission.


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